Exhibit 15.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522

Beijing Shanghai Shenzhen Hong Kong Haikou Wuhan Singapore New York Silicon Valley

www.hankunlaw.com

April 10, 2026

Building 19, No. 1355, Caobao Road, Minhang District Shanghai
People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in NIO Inc.’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference, in NIO Inc.’s registration statements on Form S-8 (File No. 333-229952), Form S-8 (File No. 333-272537), Form S-8 (File No. 333-280728), Form S-8 (File No. 333-294166) and Form F-3 (File No. 333-279584), of the summary of our opinion under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in the Annual Report.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Han Kun Law Offices

Han Kun Law Offices